ARTICLES OF AMENDMENT

                                       OF

                               THE HERITAGE BANK

     In accordance with Section 13.1-705 et. seq. of the Code of Virginia, as amended, The Heritage Bank (herein the "Corporation") amends its Articles of Incorporation as follows:

     1. The aggregate number of shares which the Corporation shall have the authority to issue and the par value per share are as follows:


           CLASS         NUMBER OF SHARES     PAR VALUE PER SHARE
           -----         ----------------     -------------------
        Common Stock       10,000,000                 1.00


     2. The Virginia Control Share Acquisitions Statute, Section 13.1-728.1 et seq, of the Virginia Code, 1950, as amended, shall not apply to acquisitions of shares of the Corporation.

     3. There shall be no pre-emptive rights in the shares of stock in the Corporation.

     4.  (A) In this section of the Articles of Amendment:

         "Officer" or "Director" means any person serving as an officer or director of the Corporation.

         "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

         "Party" includes, without limitation, an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         "Proceeding" means any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative and whether formal or informal.

         (B) To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or as hereafter amended, permits the limitation or elimination of the liability of directors and officers, no director or officer of the Corporation made a party to any proceeding shall be liable to the Corporation or its stockholders for monetary damages arising out of any transaction, occurrence or course of conduct, whether occurring prior or subsequent to the effective date of these Articles of Amendment.

         (C) The provisions of this amendment shall be applicable to all proceedings commenced after it becomes effective, arising from any act or omission, whether occurring before or after such effective date. No amendment or repeal of this amendment shall impair or otherwise diminish the rights provided under this amendment (including those created by contract) with respect to any act or omission occurring prior to such amendment or repeal.

         (D) The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the director or officer did not meet any standard of conduct that is a prerequisite to the limitation or elimination of liability provided in Section (2) of this Article.

         (E) Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators.

         5. Shareholders are entitled to cumulate their votes in the election of Directors of the Corporation provided that the shareholder gives notice of his intent to cumulate votes to the Secretary of the Corporation 60 days before the date established in the bylaws for the annual meeting or no later than 10 days following the mailing of the notice of a special meeting.

         6. A resolution of the Board of Directors was unanimously adopted by written consent as of August 21, 1992, finding the amendments in the best interest of the Corporation. The Board of Directors submitted and recommended the foregoing amendments to the Articles of Incorporation to the Shareholder in accordance with the provisions of Section 31.1-707 of the Code of Virginia and such amendment was approved by written unanimous consent of the Shareholder as of August 21, 1992.

DATED: August 21, 1992

THE HERITAGE BANK:

By: [SIG]
   -------------------------
   Chairman of the Board

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                SEPTEMBER 4, 1992

The State Corporation Commission has found the accompanying articles submitted on behalf of

HERITAGE BANK

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Officer of the Clerk of the Commission, effective September 4, 1992.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                        STATE CORPORATION COMMISSION

                                        By: [SIG]
                                           -----------------------------------
                                           Commissioner

                             ARTICLES OF AMENDMENT

                                       OF

                       HERITAGE BANK OF NORTHERN VIRGINIA

     In accordance with Section 13.1-705 et. seq. of the Code of Virginia, as amended, the corporation amends its Articles of Incorporation as follows:

     1. The name of the corporation is: HERITAGE BANK OF NORTHERN VIRGINIA.

     2. The amendment adopted is to change the name of the corporation to HERITAGE BANK.

     3. A resolution of the Board of Directors was unanimously adopted by written consent as of June 14, 1989, finding the amendment in the best interest of the corporation. The Board of Directors submitted and recommended the foregoing amendment to the Articles of Incorporation to the shareholders in accordance with the provisions of Section 13.1-707 of the Code of Virginia and such amendment was approved by written unanimous consent of the shareholders as of June 14, 1989.

DATED: June 14, 1989

HERITAGE BANK OF NORTHERN VIRGINIA:

Attest:                                   By:

-----------------------------------       -----------------------------------
Robert A. Newbill, Secretary              Harold C. Rauner, President

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                  JULY 5, 1989

The State Corporation Commission has found the accompanying articles submitted on behalf of

HERITAGE BANK
(FORMERLY HERITAGE BANK OF NORTHERN VIRGINIA)

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective July 5, 1989.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                        STATE CORPORATION COMMISSION

                                        By:/S/ T.V. Morrison, Jr.
                                           -------------------------------------
                                             Commissioner

                       HERITAGE BANK OF NORTHERN VIRGINIA
                              ARTICLES OF AMENDMENT

     1. The name of the corporation is Heritage Bank of Northern Virginia.

     2. The amendment of the Articles of Incorporation of the corporation, pursuant to Section 13.1-710 of the Code of Virginia, 1950, as amended, is to change Article 4 of the Articles of Incorporation to read as follows:

          4. The aggregate number of shares which the corporation shall have the authority to issue and the par value per share are as follows:


                                                   PAR VALUE
               CLASS         NUMBER OF SHARES      PER SHARE
               -----         ----------------      ---------
            Common Stock          30,000            $ 100.00

     3. The amendment was approved by action of the Board of Directors of the corporation, effective May 29, 1987.

     4. Since no shares have been issued, shareholder action on the amendment is not required pursuant to Section 13.1-709 of the Code of Virginia, 1950, as amended.

   SIGNED in the County of Fairfax, Virginia, this 2nd day of June, 1987.

                                        HERITAGE BANK OF NORTHERN VIRGINIA

                                        [SIG]
                                        ----------------------------------------
                                        Chairman of the Board of Directors

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                             RICHMOND, JUNE 9, 1987

The accompanying articles having been delivered to the State Corporation Commission on behalf of

HERITAGE BANK OF NORTHERN VIRGINIA

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

ORDERED that this CERTIFICATE OF AMENDMENT

be issued, and that this order, together with the articles, be admitted to record in this office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law, effective June 9, 1987.

Upon the completion of such recordation, this order and the articles shall be forwarded for recordation in the office of the Clerk of the Circuit Court, Fairfax County.

                                    STATE CORPORATION COMMISSION

                                    By: /s/ Elizabeth B. Lacy
                                       ------------------------------------
                                              Commissioner

                           ARTICLES OF INCORPORATION

                                       OF

                      HERITAGE BANK OF NORTHERN VIRGINIA

     We hereby associate to form a stock corporation under the provisions of Chapter 9 of Title 13.1 and Chapter 2 of Title 6.1 of the Code of Virginia, and to that end set forth the following:

     1. The name of the corporation is Heritage Bank of Northern Virginia.

     2. The purpose of the corporation is to engage in business as a Bank and Trust Company.

     3. In addition, the corporation shall have the power to conduct any other business related to or incidental to the Bank or Trust Company business that is not prohibited by law or required to be stated in these articles.

     4. The aggregate number of shares which the corporation shall have the authority to issue and the par value per share are as follows:


                                                    PAR VALUE
                CLASS         NUMBER OF SHARES      PER SHARE
                -----         ----------------      ---------
            Common Stock          30,000            $ 100.00

     5. The Post Office Address of the initial registered office of the corporation is 500 St. Paul Building, Norfolk, Virginia 23510. The name of the City in which the initial office is located is Norfolk, 23510. The name of the initial registered agent is Robert C. Stackhouse who is a resident of the State of Virginia, and a member of the Virginia State Bar.

     6. The number of directors constituting the initial Board of Directors is five (5), and the names and addresses of the persons who are to serve as the initial directors are:

               NAME                               ADDRESS
               ----                               -------
   /s/ PHILIP FIELD HERRICK, JR.            3119 Laurelwood Drive
-------------------------------             McLean, Virginia 22102
      Philip Field Herrick, Jr.

    /s/ C. PHILIP KRAEMER                   409 Sinclair Street
-------------------------------             Norfolk, Virginia 23505
        C. Philip Kraemer

    /s/ ROBERT A. NEWBILL                   6052 Ramshorn Place
-------------------------------             McLean, Virginia 22101
       Robert A. Newbill

   /s/ EDMUND L. WALTON, JR.                1301 Vincent Place
-------------------------------             McLean, Virginia 22101
      Edmund L. Walton, Jr.

   /s/ HAROLD C. RAUNER                     11232 Cranbrook Lane
-------------------------------             Oakton, Virginia 22124
      Harold C. Rauner

                                         /s/ ROBERT C. STACKHOUSE
                                        -------------------------------
                                             Robert C. Stackhouse,
                                             Incorporator


Dated: January 5, 1987

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                JANUARY 23, 1987

                          CERTIFICATE OF INCORPORATION

The State Corporation Commission has found the accompanying articles submitted on behalf of

HERITAGE BANK OF NORTHERN VIRGINIA

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ordered that this

CERTIFICATE OF INCORPORATION

be issued, and admitted to record with the articles in this office of the Commission, effective January 23, 1987.

This order and its accompanying articles will be forwarded for filing in the office of the Clerk of the Circuit Court of City of Norfolk following admission to the records of the Commission.

                                    STATE CORPORATION COMMISSION

                                    By: /s/ Elizabeth B. Lacy
                                       ------------------------------------
                                       Commissioner